Exhibit 99.2

Product and Segment Revenues
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
Product revenues:
Carrier Systems	$58,093	$42,729
Business Networking	26,457	20,012
Loop Access	42,477	47,623
Total	$127,027	$110,364

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$36,362	$22,219
Optical Access (included in Carrier Systems)	11,259	10,652
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	22,183	15,315
Total Growth Products	69,804	48,186
Percentage of Total Revenue	55%	44%

HDSL (does not include T1) (included in Loop Access)	39,930	42,921
Other Products (excluding HDSL)	17,293	19,257
Total Traditional Products	57,223	62,178
Percentage of Total Revenue	45%	56%

Total	$127,027	$110,364

Segment Revenues:
Carrier Networks	$99,524	$87,084
Enterprise Networks	27,503	23,280
Total	$127,027	$110,364

Sales by Geographic Region:
United States	$120,300	$103,418
International	6,727	6,946
Total	$127,027	$110,364